Exhibit 99.77(q)(1)

ITEM 77Q-1 Exhibits

(e)(1)	Investment Management Agreement dated May 13, 2013, as amended and restated on October 1, 2014, between Voya Investments, LLC and Voya Separate Portfolios Trust – Filed herein.

(e)(2)	Sub-Advisory Agreement dated May 13, 2013, as amended and restated on October 1, 2014, between Voya Investments, LLC and Voya Investment Management Co. LLC – Filed herein.